UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2023

PhenomeX Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39388	35-2415390
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5858 Horton Street, Suite 320 Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 858-2855

Berkeley Lights, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00005 per share	BLI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on March 21, 2023 (the “Closing Date”) of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 21, 2022 (the “Merger Agreement”), by and among Berkeley Lights, Inc., a Delaware corporation (“Berkeley Lights”), Iceland Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Berkeley Lights (“Merger Sub”), and IsoPlexis Corporation, a Delaware corporation (“IsoPlexis”).  Pursuant to the Merger Agreement, on March 21, 2023, Merger Sub merged with and into IsoPlexis (the “Merger”), with IsoPlexis surviving the Merger as a wholly owned subsidiary of Berkeley Lights.  Following the effective time of the Merger (the “Effective Time”), Berkeley Lights changed its name to PhenomeX Inc. (“PhenomeX”).

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement with East West Bank

On March 21, 2023, PhenomeX entered into a Second Amended and Restated Loan and Security Agreement (the “PhenomeX Credit Agreement”) with East West Bank, a California banking corporation (“East West Bank”), as lender, and the other parties thereto, which amends and restates that certain Amended and Restated Loan and Security Agreement, dated as of June 30, 2022 (the “Existing Berkeley Lights Credit Agreement”), to (i) continue certain  existing term loan indebtedness under the Existing Berkeley Lights Credit Agreement, (ii) increase the term loan under the Existing Berkeley Lights Credit Agreement by $50 million, such that the aggregate outstanding principal amount of the term loan thereunder is  $70 million, and (iii) repay $50 million of indebtedness of IsoPlexis Corporation under that certain Credit Agreement and Guaranty, dated as of December 30, 2020 (as amended by that certain First Amendment to Credit Agreement and Guaranty, dated as of May 27, 2021, that certain Second Amendment to Credit Agreement and Guaranty, dated as of October 29, 2021, that certain Third Amendment to Credit Agreement and Guaranty, dated as of March 30, 2022, and that certain Fourth Amendment to Credit Agreement and Guaranty, dated as of December 28, 2022, the “IsoPlexis Credit Agreement”).

The Credit Agreement contains customary affirmative and negative covenants, including limitations on mergers, asset sales, liens, investments, and indebtedness.

The foregoing summary is not, and does not purport to be, a complete description of the PhenomeX Credit Agreement and is qualified in its entirety by reference to the terms therein, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Warrant Certificate

On March 21, 2023 and in connection with the closing of the Merger, PhenomeX, IsoPlexis and Perceptive Credit Holdings III, LP (“Perceptive”) executed a Warrant Certificate (the “Warrant Certificate”).  Under the Warrant Certificate, the outstanding warrant (the “IsoPlexis Warrant”) to purchase shares of common stock, par value $0.001, of IsoPlexis (“IsoPlexis Common Stock”), issued by IsoPlexis to Perceptive was assumed by PhenomeX and converted into a warrant (the “PhenomeX Warrant”) to purchase shares of common stock, par value $0.00005, of PhenomeX (“PhenomeX Common Stock”), on the same terms and subject to the same conditions as were applicable to the IsoPlexis Warrant as of immediately prior to the Effective Time; provided, that the PhenomeX Warrant is exercisable for 496,560 shares of PhenomeX Common Stock (i.e., a number of shares of PhenomeX Common Stock equal to the number of shares of IsoPlexis Common Stock that were subject to the IsoPlexis Warrant multiplied by the Exchange Ratio (as defined below)) and has an exercise price of $9.80 per share of PhenomeX Common Stock (i.e., the exercise price per share of IsoPlexis Common Stock that was applicable to the IsoPlexis Warrant divided by the Exchange Ratio).

The foregoing description of the Warrant Certificate does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Certificate, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the Effective Time, each share of IsoPlexis Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of IsoPlexis Common Stock owned (1) by IsoPlexis as treasury stock, (2) by Berkeley Lights (or PhenomeX as successor to Berkeley Lights) or Merger Sub (unless owned by Berkeley Lights (or PhenomeX as successor to Berkeley Lights) or Merger Sub in a fiduciary, representative or other capacity on behalf of other persons) or (3) by any wholly owned subsidiary of IsoPlexis or Berkeley Lights (or PhenomeX as successor to Berkeley Lights) (other than Merger Sub and unless held in a fiduciary, representative or other capacity on behalf of other persons)) was converted into the right to receive 0.6120 fully paid and nonassessable shares (the “Exchange Ratio”) of PhenomeX Common Stock (the “Merger Consideration”), together with cash in lieu of fractional shares of PhenomeX Common Stock, if any, and any unpaid dividends or other distributions.

At the Effective Time, (1) all outstanding IsoPlexis stock options (whether vested or unvested) held by continuing employees were (a) if the per-share exercise price is equal to or greater than the average closing trading price for a share of IsoPlexis Common Stock rounded to the nearest one-tenth of a cent, as reported on The Nasdaq Stock Market LLC for the five most recent trading days ending on and including the third business day prior to the Effective Time (the “Company Trading Price”), canceled for no consideration and (b) if the per-share exercise price is less than the Company Trading Price, converted into PhenomeX stock options of approximately equivalent value and generally on the same terms and conditions applicable immediately prior to the Effective Time, (2) all outstanding IsoPlexis stock options held by IsoPlexis service providers (other than continuing employees) that were (a) vested and unexercised or (b) would have vested solely as a result of the consummation of the Merger became, in each case, exercisable prior to the Effective Time and, to the extent unexercised at the Effective Time, were canceled for no consideration, and (3) all outstanding IsoPlexis restricted shares were converted into restricted shares of PhenomeX Common Stock generally on the same terms and conditions applicable immediately prior to the Effective Time.

Also at the Effective Time, as disclosed in Item 1.01 of this Current Report on Form 8-K, the IsoPlexis Warrant was assumed by PhenomeX and converted into the PhenomeX Warrant.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about PhenomeX, Berkeley Lights, IsoPlexis or their respective subsidiaries or affiliates.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, Berkeley Lights filed a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation. The Certificate of Amendment changes the Company’s name to “PhenomeX Inc.” (the “Name Change”).

In connection with the Name Change, the Company’s Amended and Restated Bylaws were amended and restated (the “A&R Bylaws”), effective on the Closing Date, solely to reflect the Name Change. The A&R Bylaws contain no other changes.

This summary is qualified by reference to the complete text of the Certificate of Amendment, attached as Exhibit 3.1 to this Current Report on Form 8-K, and the A&R Bylaws, attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On March 21, 2023, PhenomeX issued a press release announcing completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of IsoPlexis as of and for the years ended December 31, 2022 and 2021 are incorporated by reference to Exhibit 99.2 of this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information of PhenomeX required to be filed under Item 9.01 of Form 8-K is included in Berkeley Lights’ Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on March 6, 2023.

(d) Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of December 21, 2022, among IsoPlexis Corporation, Berkeley Lights, Inc. and Iceland Merger Sub Inc. (incorporated herein by reference to Exhibit 2.1 to Berkeley Lights’ Current Report on Form 8-K filed with the Commission on December 21, 2022).

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Berkeley Lights, Inc.

3.2	Amended and Restated Bylaws of PhenomeX Inc.

10.1	Second Amended and Restated Loan and Security Agreement, dated as of March 21, 2023, by and between East West Bank, Berkeley Lights, Inc. and IsoPlexis Corporation.

10.2	Warrant Certificate, dated as of March 21, 2023, by and between PhenomeX Inc., IsoPlexis Corporation and Perceptive Credit Holdings III, LP.

23.1	Consent of Deloitte and Touche LLP.

99.1	Press Release, dated as of March 21, 2023.

99.2
Audited consolidated financial statements of IsoPlexis Corporation as of and for the years ended December 31, 2022 and 2021 (incorporated by reference to Part II, Item 8 of IsoPlexis’ Annual Report on Form 10-K, filed with the Commission on March 2, 2023).

104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2023	PhenomeX Inc.

	By:	/s/ Scott Chaplin
Name: Scott Chaplin
Title: Chief Legal Officer